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                                                                   EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption, Selected Financial Data, and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-34828) and in the related prospectus and the Registration Statements (Form S-8 No. 333-42354, Form S-8 No. 33-32233, Form S-8 No. 333-05741, Form S-8
No. 333-05741, Form S-8 No. 33-82794 and Form S-8 No. 33-82790) pertaining to certain stock option plans of the Company, of our report dated February 21, 2001, with respect to the financial statements and schedule of CIMA LABS, INC. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Minneapolis, Minnesota                                    /s/ Ernst & Young LLP
March 22, 2001